================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            STANDARD PACIFIC CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            STANDARD PACIFIC CORP.
                         1565 WEST MACARTHUR BOULEVARD
                         COSTA MESA, CALIFORNIA 92626

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 14, 1998

  The 1998 Annual Meeting of Stockholders of Standard Pacific Corp. (the "Company") will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on May 14, 1998 at 10:30 A.M., local time, for the following purposes:

  (1) To elect three directors constituting Class I of the Board of Directors to hold office for a three-year term; and

  (2) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

  The close of business on March 25, 1998 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

  In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of Common Stock be present in person or be represented by proxy. Your attention is invited to the accompanying Proxy Statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed Proxy for which a return envelope is provided. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy.

                                          By Order of the Board of Directors

                                          CLAY A. HALVORSEN
                                          Corporate Secretary
Costa Mesa, California
April 3, 1998

                                PROXY STATEMENT

                            STANDARD PACIFIC CORP.
                         1565 WEST MACARTHUR BOULEVARD
                         COSTA MESA, CALIFORNIA 92626

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 14, 1998

                              GENERAL INFORMATION

  This Proxy Statement is being mailed on or about April 3, 1998 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 14, 1998, at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, at 10:30 A.M., local time, and at any and all postponements and adjournments thereof.

  The entire cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, telecopy, e-mail or personally. The Company has engaged ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies. The fee for such services will be approximately $4,000 plus reasonable expenses.

                            RECORD DATE AND VOTING

  All voting rights are vested exclusively in the holders of the Company's common stock, par value $.01 per share (the "Common Stock"). Only stockholders of record as of the close of business on March 25, 1998 are entitled to receive notice of and to vote at the meeting.

  The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly executed proxies will be voted in favor of the election of the Class I directors of the Company designated hereinafter as nominees (see "Election of Directors" at page 2 of this proxy statement). Any stockholder may revoke his or her proxy at any time prior to its use by filing with the Secretary of the Company, at 1565 West MacArthur Boulevard, Costa Mesa, California 92626, written notice of revocation or a duly executed proxy bearing a later date. Execution of the enclosed proxy will not affect your right to vote in person if you should later decide to attend the Annual Meeting.

  As of March 1, 1998, the Company had outstanding a total of 29,720,781 shares of Common Stock, each share of which is entitled to one vote, and the presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes against any matter submitted to the shareholders for a vote. Abstentions will have no effect on the election of directors, however, such election being by a plurality vote.

  The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of such matter.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, each of the classes having three directors (subject to vacancies) and only one class being elected each year. In 1998, three directors are to be elected for a term of three years or until the election and qualification of their respective successors.

  The Board of Directors has nominated the following persons for election as directors: Arthur E. Svendsen, James L. Doti and Keith D. Koeller. Mr. Svendsen has been Chairman of the Board and Chief Executive Officer of the Company since 1961; Mr. Doti has been President of Chapman University since 1991 and a professor of economics since 1974; and Mr. Koeller has served as a partner of the law firm of Mower, Koeller, Nebeker, Carlson and Haluck since 1986. Messrs. Svendsen, Doti and Koeller were elected to their present terms of office at a prior annual meeting of the Stockholders of the Company.

  Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting (assuming the presence of a quorum). Unless instructed otherwise, the persons named on the accompanying form of proxy will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors of the Company does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

  The information set forth below as to each nominee has been furnished by the nominee:

                                                  PERIOD SERVED AS DIRECTOR OR
                                                            EXECUTIVE
                                                   OFFICER OF THE COMPANY AND
                                                         OTHER BUSINESS
 NAME AND PRESENT POSITION,     CLASS OF  TERM     EXPERIENCE DURING THE PAST
  IF ANY, WITH THE COMPANY  AGE DIRECTOR EXPIRES           FIVE YEARS
 -------------------------- --- -------- ------- ------------------------------
 Arthur E. Svendsen (3)....  74 Class I   2001   Director, Chairman of the
  Chairman of the Board and                       Board and Chief Executive
  Chief Executive Officer                         Officer of the Company since
                                                  1961.

 Dr. James L. Doti (1)(2)..  51 Class I   2001   Director since May 1995.
                                                  President of Chapman
                                                  University since 1991 and
                                                  professor of economics since
                                                  1974. Dr. Doti founded the
                                                  University's Center for
                                                  Economic Research in 1978. He
                                                  is also a director of First
                                                  American Financial
                                                  Corporation, Fleetwood
                                                  Enterprises, Inc. and Remedy
                                                  Temp., Inc.
 Keith D. Koeller (2)......  41 Class I   2001   Director since May 1995. Since
                                                  1986, Mr. Koeller has served
                                                  as partner of the law firm of
                                                  Mower, Koeller, Nebeker,
                                                  Carlson & Haluck.

  The following table sets forth certain pertinent information with respect to the other directors of the Company. All references to the "Company" herein refer to Standard Pacific Corp. and its predecessors. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

                                                      PERIOD SERVED AS DIRECTOR
                                                        OR EXECUTIVE OFFICER
                                                         OF THE COMPANY AND
                                                      OTHER BUSINESS EXPERIENCE
  NAME AND PRESENT POSITION,       CLASS OF   TERM           DURING THE
   IF ANY, WITH THE COMPANY    AGE DIRECTOR  EXPIRES      PAST FIVE YEARS
  --------------------------   --- --------- ------- --------------------------
 Stephen J. Scarborough.......  49 Class II   1999   Director since May 1996
  President                                           and President of the
                                                      Company since October
                                                      1996. Mr. Scarborough
                                                      served as Executive Vice
                                                      President of the Company
                                                      from January 1996 until
                                                      October 1996. Prior to
                                                      this and since 1981, Mr.
                                                      Scarborough was President
                                                      of the Company's Orange
                                                      County, California
                                                      residential homebuilding
                                                      division.
 William H. Langenberg (2)(3).  69 Class II   1999   Director since 1972 and
                                                      President of Standard
                                                      Pacific-Northern
                                                      California, a
                                                      homebuilding subsidiary
                                                      of the Company, from 1971
                                                      to 1985. President of
                                                      Langen Corp. since 1978.
 Ronald R. Foell..............  69 Class III  2000   Director since 1967 and
                                                      President of the Company
                                                      from 1969 until October
                                                      1996.
 Robert J. St.Lawrence (1)(3).  71 Class III  2000   Director since 1961, Vice
                                                      President-Finance and
                                                      Treasurer of the Company
                                                      from 1961 through 1987
                                                      and Secretary from 1976
                                                      through 1987.
                                                      Mr. St.Lawrence is
                                                      currently a private
                                                      investor.
 Donald H. Spengler (1).......  71 Class III  2000   Director of the Company
                                                      since 1962. Since January
                                                      1981, Mr. Spengler has
                                                      been a private investor
                                                      managing his own
                                                      properties and
                                                      investments.

--------
(1) Member of the Audit Committee of the Board of Directors.

(2) Member of the Compensation Committee of the Board of Directors.

(3) Member of the Nominating Committee of the Board of Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of March 1, 1998 regarding ownership of the Company's shares of Common Stock by (i) nominees for directors, (ii) all directors and executive officers, (iii) all directors and executive officers as a group, and (iv) the beneficial owners of more than 5% of the Company's Common Stock based upon information received from such persons:

                                                       AMOUNT AND
                                                       NATURE OF     PERCENT OF
                          NAME OF                      BENEFICIAL    OUTSTANDING
                      BENEFICIAL OWNER                 OWNERSHIP       SHARES
                      ----------------                 ----------    -----------
      Arthur E. Svendsen.............................. 2,800,000(1)      9.4%
      Stephen J. Scarborough..........................   168,000(2)       *
      Andrew H. Parnes................................    30,970(3)       *
      Clay A. Halvorsen...............................         0          *
      Dr. James L. Doti...............................     3,000          *
      Ronald R. Foell.................................   447,224         1.5%
      Keith D. Koeller................................         0          *
      William H. Langenberg...........................    19,850          *
      Robert J. St.Lawrence...........................       814          *
      Donald H. Spengler.............................. 1,058,573         3.6%
      Directors and Executive Officers as a Group (10
       persons)....................................... 4,528,431        15.2%

--------
* Less than one percent

(1) Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen's wife. The business address of Mr. Svendsen is 1565 West MacArthur Boulevard, Costa Mesa, California 92626.

(2) Includes 104,000 shares subject to options held by Mr. Scarborough which are exercisable within 60 days.

(3) Includes 26,490 shares subject to options held by Mr. Parnes which are exercisable within 60 days.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARD OF DIRECTORS

  During 1997, the Board of Directors had standing Audit, Compensation and Nominating Committees.

  AUDIT COMMITTEE: The functions of the committee are to recommend to the Board of Directors the selection of the Company's independent auditors and to review and approve the scope of the audit, the results of the audit and the fees charged for audits. The committee held two meetings during 1997.

  COMPENSATION COMMITTEE: The main functions of the committee are to review and recommend compensation levels of persons designated as executive officers by the Board of Directors and to review and recommend stock options and other related matters pertaining to the executive officers. Additionally, the committee administers the Company's 1991 Employee Stock Incentive Plan and 1997 Stock Incentive Plan (together, the "Plans") and, subject to the provisions of the Plans, selects the employees to receive awards and determines the terms and conditions of such awards. The Compensation Committee held three meetings during 1997.

  NOMINATING COMMITTEE: The main functions of the committee are to review and recommend candidates to fill vacancies on the Board of Directors, to recommend the slate of directors to be nominated by the Board for election by the stockholders at the annual meeting of stockholders and to review and make recommendations to the Board on management succession relating to the selection of the Chief Executive Officer and other executive officer positions. The Nominating Committee will consider proposals for nomination from stockholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee held one meeting during 1997.

BOARD OF DIRECTORS MEETINGS AND COMPENSATION

  During 1997, the Company's Board of Directors held five meetings in addition to the Committee meetings discussed above. Each of the directors, other than Mr. Spengler, attended at least 75 percent of the total number of meetings of the Board of Directors and Committees on which he served.

  Non-management directors of the Company receive an annual fee of $12,000 payable in quarterly installments and receive $500 for each Board meeting and annual stockholders meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $500 for each committee meeting attended or $750 if he or she is the chairman of a committee.

  During 1997, each non-management director of the Company received a grant of options to purchase 5,000 shares of Common Stock of the Company. Each option vests one year after the date of grant and is exercisable at the fair market value of the Common Stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Company has a Compensation Committee consisting of the following members of the Board of Directors: William H. Langenberg, Chairman; Dr. James L. Doti and Keith D. Koeller. Mr. Langenberg formerly was the President of the Company's Northern California subsidiary from 1971 to 1985. Mr. Doti, elected to the Board in 1995, is President of Chapman University and a professor of economics. Mr. Koeller, elected to the Board in 1995, is a partner of a law firm which provides services to the Company.

                            EXECUTIVE COMPENSATION

  The following table summarizes the total compensation of the Company's executive officers for 1997, as well as the total compensation paid to each such individual for the two previous years.

                          SUMMARY COMPENSATION TABLE

                                                    LONG TERM
                                                   COMPENSATION
                         ANNUAL COMPENSATION(A)       AWARDS
                         ---------------------- ------------------
                                                    SECURITIES      ALL OTHER
   NAME AND PRINCIPAL         SALARY  BONUS(B)  UNDERLYING OPTIONS COMPENSATION
        POSITION         YEAR   ($)      ($)           (#)             ($)
   ------------------    ---- ------- --------- ------------------ ------------
Arthur E. Svendsen...... 1997 356,190   682,208          --          5,200(C)
 Chief Executive Officer 1996 335,321   209,975          --          5,300(C)
                         1995 327,201         0          --          5,300(C)
Stephen J. Scarborough.. 1997 256,378 1,006,474      100,000         5,500(C)
 President               1996 203,600   364,344      280,000         5,600(C)
                         1995 159,600   286,000          --          5,600(C)
Andrew H. Parnes........ 1997 166,654   120,000       30,000         5,500(C)
 Vice President-Finance, 1996 116,200    60,000       15,000         5,200(C)
 Treasurer and Chief
  Financial Officer      1995 116,200    40,000          --          5,200(C)

--------
(A) The amount of perquisites and other personal benefits received by each of the executive officers for the years indicated did not exceed the lesser of $50,000 or 10 percent of the total of annual salary and bonus for the year, which represents the threshold reporting requirement.
(B) Bonuses represent amounts earned for each year but paid in the subsequent year.
(C) Includes Company contributions to the Company's 401(k) retirement plan which amounted to $5,000 per year. The balance of this amount, after deducting the Company's 401(k) contributions, represents premiums on life insurance coverage paid by the Company.

  The following table summarizes option grants to the Company's executive officers for 1997 and the potential realizable value at certain assumed rates of stock price appreciation for the option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL RATE
                                                                      OF STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                   FOR OPTION TERM(D)
                         -------------------------------------------- ---------------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL
                         UNDERLYING   OPTIONS    EXERCISE
                          OPTIONS    GRANTED TO   OR BASE
                          GRANTED   EMPLOYEES IN   PRICE   EXPIRATION
          NAME            (#)(A,B)  FISCAL YEAR  ($/SH)(C)    DATE       5%($)         10%($)
          ----           ---------- ------------ --------- ---------- ---------------------------
Arthur E. Svendsen......      --         --           --       --              --             --
Stephen J. Scarborough..  100,000       29.2%     $10.875     2007    $    683,923 $    1,733,195
Andrew H. Parnes........   30,000        8.7%     $10.875     2007    $    205,177 $      519,958

--------
(A) The 100,000 stock options granted to Mr. Scarborough in 1997 vest and become exercisable in increments of 25% per year beginning July 8, 1998. The 30,000 stock options granted to Mr. Parnes in 1997 vest and become exercisable in increments of 33 1/3% per year beginning July 8, 1998.

(B) All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. Under the terms of the Company's 1997 Stock Incentive Plan, the compensation committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(C) The options were granted at the closing market price for the Company's Common Stock as reported in The Wall Street Journal for the date of grant. The exercise price and tax withholding obligations, if any, may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(D) Gains are net of the option exercise price, but before taxes associated with exercise.

                      FISCAL YEAR-END OPTIONS OUTSTANDING

  The following table shows the number of unexercised options previously granted to the executive officers which are exercisable and unexercisable at December 31, 1997, and the value of such options at that date if they were in-the-money. No options were exercised by the executive officers during 1997.

                                      NUMBER OF SECURITIES
                                     UNDERLYING UNEXERCISED VALUE OF UNEXERCISED
                                           OPTIONS AT       IN-THE-MONEY OPTIONS
                                      DECEMBER 31, 1997(#)  AT DECEMBER 31, 1997
                                          EXERCISABLE/         EXERCISEABLE/
                   NAME                  UNEXERCISABLE         UNEXERCISEABLE
                   ----              ---------------------- --------------------
      Arthur E. Svendsen............           --                    --
      Stephen J. Scarborough........    104,000/300,000     $918,250/$2,312,500
      Andrew H. Parnes..............     26,490/37,500      $185,641/$  219,375

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

  As members of the Compensation Committee, we are responsible for reviewing and recommending compensation levels of persons designated as executive officers by the Board of Directors and reviewing and recommending stock option grants and other related compensation matters pertaining to the executive officers.

OVERALL EXECUTIVE COMPENSATION PHILOSOPHY

  The compensation philosophy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The performance related component of the Chief Executive Officer's and President's compensation is contingent upon the pretax operating results of the Company or of one or more of its business units pursuant to the Company's Amended and Restated Management Incentive Bonus Plan (the "Bonus Plan").

  The Compensation Committee further believes executive compensation should attract and retain key employees and provide incentives to assist the Company in achieving strategic and financial goals that should ultimately enhance the value of the Company's stock.

  In that regard, executive compensation consists of three components: (i) base salary, (ii) annual bonus based on the results of operations of the Company and its operating subsidiaries, and (iii) longer-term incentives through the award of stock options under the Company's stock option plans.

  In general, when compared to other publicly-held companies in the homebuilding industry, including those used in the comparison graph on page 11, the Compensation Committee believes that executives should receive a base salary which is generally competitive with those paid by publicly-held companies with consideration given to the executives' experience, duties and responsibilities of those positions. The Compensation Committee believes the contingent portion of the executives' compensation in the form of the annual bonus based generally on the Company's operations or a business unit's pretax operating results for the year is an important component of compensation for the Chief Executive Officer and President.

  To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g. the difference between the option price and market price of the Company's stock on the date of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily, and in all circumstances, limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. For 1997, the salaries and bonuses paid to the executive officers were fully deductible by the Company. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  The Company and the Compensation Committee currently do not endorse employment contracts and, therefore, none of the current executive officers of the Company is a party to an employment contract.

ANNUAL SALARY AND INCENTIVE COMPENSATION PROGRAM

  In reviewing the incentive compensation levels of the Chief Executive Officer and the Company's two other executive officers during 1997, the Compensation Committee has taken note of management's ability to achieve certain strategic goals, identify and acquire parcels of land in key markets, develop and design homes which respond to current market conditions, augment and extend the maturity of the Company's bank credit facility, raise capital from the public securities markets, and the overall management and strategic direction given to the Company's operations, all of which contribute to the Company's prospects for the future.

  In consideration of the Compensation Committee's policy of providing a significant portion of executive officers' total compensation, when measured over a longer term basis spanning over a business cycle, through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and thereby increase shareholder value, the Compensation Committee recommended and the Board of Directors approved the following base salary and bonus (pursuant to the Bonus Plan) for the Chief Executive Officer.

 CEO Compensation

  Base Salary

  Mr. Svendsen's base salary (excluding the car allowance) for 1998 was increased 14.3% to $400,000 based on an estimate of the increase in the cost of living and the Committee's subjective evaluation of his executive performance, duties and responsibilities.

  Bonus Plan

  Under the Company's bonus formula for Mr. Svendsen set forth in the Bonus Plan, Mr. Svendsen receives a bonus equal to 1.5% of consolidated pretax operating results of the Company as a whole. Pursuant to the formula, there is no maximum bonus which may be earned by Mr. Svendsen. Under this formula, which has been in place since 1978, Mr. Svendsen was awarded a bonus of $682,208 for 1997.

 Other Executive Compensation

  Under the Company's bonus formula for Mr. Scarborough set forth in the Bonus Plan, Mr. Scarborough receives a bonus equal to 2.5% of pretax operating results of the homebuilding and corporate segments of the Company. Pursuant to the formula, Mr. Scarborough earned a bonus of $1,006,474 for 1997. The Bonus Plan excludes the position of Vice President-Finance. The Compensation Committee prefers to award a discretionary bonus to Mr. Parnes. Mr. Parnes received a discretionary bonus of $120,000 for 1997.

STOCK OPTION PLANS

  The Company does not offer a long-term cash incentive plan. To reward executives on a long-term basis, stock options have been granted to provide an important part of the equity link to stockholders. Options are granted at the market value of the Company's stock on the date of grant and only have value if the Company's stock price rises.

  Mr. Svendsen has never been granted options under any of the Company's stock option plans. Mr. Scarborough was granted 100,000 stock options in July 1997 at an exercise price equal to the closing market price on the date of the grant. Mr. Parnes was granted 30,000 stock options in July 1997 at an exercise price equal to the closing market price on the date of the grant.

                            COMPENSATION COMMITTEE
                             William H. Langenberg
                                 James L. Doti
                               Keith D. Koeller

March 23, 1998

                              COMPANY PERFORMANCE

  The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, the Standard & Poor's 500 Composite Stock Index and the Dow Jones Industry Group--Home Construction.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN
 AMONG STANDARD PACIFIC CORP., STANDARD & POOR'S 500 COMPOSITE STOCK INDEX AND
                  DOW JONES INDUSTRY GROUP-HOME CONSTRUCTION*


                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           STANDARD PACIFIC  S&P          DOW JONES
(Fiscal Year Covered)        CORPORATION       500 INDEX    INDUSTRY
---------------------        -----------       ---------    --------
Measurement Pt-1992          $100              $100         $100
FYE 1993                     $164              $110         $130
FYE 1994                     $ 95              $112         $ 85
FYE 1995                     $ 97              $153         $128
FYE 1996                     $ 94              $189         $129
FYE 1997                     $248              $252         $187

--------
* Cumulative total stockholders' return assumes dividend reinvestment.

  The above graph is based upon Common Stock and index prices calculated as of December 31 for each of the last five fiscal year-end periods. The Company's December 31, 1997 closing Common Stock price was $15 3/4 per share. As of March 23, 1998 the Company's Common Stock closed at $16 9/16 per share. The stock price performance of Standard Pacific Corp. Common Stock depicted in the graph above represents past performance only and is not indicative of future performance.

                        INFORMATION CONCERNING AUDITORS

  Arthur Andersen LLP., Independent Public Accountants have been the auditors for the financial statements of the Company for each year since the year ended December 31, 1968. A meeting of the Audit Committee will be held during the year, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. Representatives of Arthur Andersen LLP will be present at the 1998 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS
                  FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

  Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1999 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before December 4, 1998. The Board of Directors of the Company will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 1999 proxy solicitation materials. A stockholder is eligible to present proposals if he or she is the record or beneficial owner of at least one percent or $1,000 in market value of securities entitled to be voted at the 1999 Annual Meeting and have held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The following reports required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 1997, were not filed on a timely basis: a Form 4 reporting the grant on July 8, 1997 of 15,000 stock options to Michael C. Cortney; a Form 4 reporting the grant on May 13, 1997 of 5,000 stock options to Dr. James L. Doti; a Form 4 reporting the grant on May 13, 1997 of 5,000 stock options to Ronald R. Foell; a Form 4 reporting the grant on May 13, 1997 of 5,000 stock options to Keith D. Koeller; a Form 4 reporting the grant on July 8, 1997 of 8,000 stock options to Brian V. Norkaitis; a Form 4 reporting the grant on July 8, 1997 of 30,000 stock options to Andrew H. Parnes; a Form 4 reporting the grant on July 8, 1997 of 100,000 stock options to Stephen J. Scarborough; and a Form 4 reporting the grant on May 13, 1997 of 5,000 stock options to Robert J. St.Lawrence.

                            FORM 10-K ANNUAL REPORT

  Additionally, along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 Form 10-K") without the exhibits thereto. The Company will provide, without charge, a copy of its 1997 Form 10-K, or a copy of the exhibits to its 1997 Form 10-K, upon the written request of any such stockholder. Requests should be directed to Clay A. Halvorsen, Secretary, Standard Pacific Corp., 1565 West MacArthur Boulevard, Costa Mesa, California 92626.

                                 OTHER MATTERS

  At the time of the preparation of this Proxy Statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                          By Order of the Board of Directors

                                          Clay A. Halvorsen
                                          Corporate Secretary

Costa Mesa, California
April 3, 1998

                     THE ANNUAL MEETING OF STOCKHOLDERS OF

                            STANDARD PACIFIC CORP.

                              WILL BE HELD AT THE
                             IRVINE MARRIOTT HOTEL
                            18000 VON KARMAN AVENUE
                              IRVINE, CALIFORNIA

                                      ON

                                 MAY 14, 1998
                            10:30 A.M., LOCAL TIME

FROM LOS ANGELES: Take 405 South exit on Jamboree, turn right. Stay in right hand lane, turn right on Michelson and right on Von Karman. Irvine Marriott Hotel is on right hand side of street.

FROM SAN DIEGO: Take 5 North to 405 North exit on Jamboree, turn left and get in right hand lane. Turn right on Michelson and right on Von Karman. Irvine Marriott Hotel is on right hand side of street.

FROM JOHN WAYNE AIRPORT: Upon exiting the airport, cross MacArthur Blvd., and continue straight on Michelson. Turn left on Von Karman. Irvine Marriott Hotel is on right hand side of street.

                              [MAP APPEARS HERE]

-------------------------------------------------------------------------------
                            STANDARD PACIFIC CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING MAY 14, 1998


The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Annual Report to Stockholders and the Company's Annual Report on Form 10-K for the year ended December 31, 1997; and, revoking any proxy previously given, hereby constitutes and appoints Arthur E. Svendsen, Stephen J. Scarborough and Andrew H. Parnes, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine, California, on Thursday, May 14, 1998 at 10:30 A.M., local time, and at any postponement or adjournment thereof, on all matters coming before said meeting.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.

See back page of the Proxy Statement for a map to the Irvine Marriott Hotel.

-------------------------------------------------------------------------------

                          -- FOLD AND DETACH HERE --

--------------------------------------------------------------------------------
Please   [X]
mark your
votes as
indicated in
this example

Unless otherwise specified, this proxy will be voted FOR the election of directors.

1. Election of Three Directors

   FOR all nominees      WITHHOLD       NOMINEES: Arthur E. Svendsen, Dr. James
   listed to the right   AUTHORITY                L. Doti and Keith D. Koeller
   (except as marked    to vote for
   to the contrary)    all nominees
                       as listed to
                         the right
       [_]                  [_]

To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

-------------------------------------------------------------------------------

2. In their discretion, to transact such other business as may properly come before the meeting.

This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc. should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.


                                                    ----------------------------

                                                    ----------------------------
                                                    Signature(s)            Date


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE